As filed with the Securities and Exchange Commission on June 30, 2009
REGISTRATION NO. 333-133067

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2
ON
FORM S-3
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVALON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2209310
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

20358 Seneca Meadows Parkway
Germantown, MD 20876
(301) 556-9900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Caesar Belbel
Executive Vice President, Chief Legal Officer and Secretary
Avalon Pharmaceuticals, Inc.
20358 Seneca Meadows Parkway
Germantown, MD 20876
(301) 556-9900
(Address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Marc A. Recht
Cooley Godward Kronish LLP
The Prudential Tower, 800 Boylston St., 46th Floor
Boston, MA 02199
(617) 937-2300

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF UNSOLD SECURITIES
     This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-1 (333-133067), filed with the Securities and Exchange Commission on April 7, 2006 (the “Registration Statement”) by Avalon Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The Registration Statement was previously amended by a Post-Effective Amendment, filed on December 13, 2006, to convert the Registration Statement on Form S-1 into a Registration Statement on Form S-3. The Registration Statement registered the sale of up to 1,666,666 shares of the Company’s common stock, par value $0.01 per share.
     On May 28, 2009, pursuant to an Agreement and Plan of Merger and Reorganization dated October 27, 2008, as amended, between the Company, Clinical Data, Inc., a Delaware corporation (“Clinical Data”) and API Acquisition Sub II, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Clinical Data (“API”), API merged with and into Avalon (the “Merger”), with Avalon continuing as the surviving corporation and an indirect wholly-owned subsidiary of Clinical Data.
     As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities registered but unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on June 30, 2009.

AVALON PHARMACEUTICALS, INC.

By:	/s/ Andrew J. Fromkin
Name: Andrew J. Fromkin
Title: President and Chief Executive Officer
POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew J. Fromkin, C. Evan Ballantyne, and Caesar Belbel, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer) to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Andrew J. Fromkin	President, Chief Executive Officer and Director	June 30, 2009
Andrew J. Fromkin	(Principal Executive Officer)

/s/ C. Evan Ballantyne	Senior Vice President, Chief Financial Officer and Director	June 30, 2009
C. Evan Ballantyne	(Principal Financial Officer and Principal Accounting Officer)

/s/ Caesar J. Belbel	Executive Vice President, Chief Legal Officer, Secretary and Director	June 30, 2009
Caesar J. Belbel

EXHIBIT INDEX

Exhibit
Number	Description

24.1	Powers of Attorney (included in Part II)